   As filed with the Securities and Exchange Commission on April 30, 2004
                                                Registration No. 333-
===============================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                           ----------------------

                                  FORM S-3
                        REGISTRATION STATEMENT UNDER
                         THE SECURITIES ACT OF 1933

                           ----------------------

                           ZOLTEK COMPANIES, INC.
           (Exact name of registrant as specified in its charter)

                 MISSOURI                                  43-1311101
      (State or other jurisdiction of                   (I.R.S. Employer
      incorporation or organization)                   Identification No.)

                             3101 MCKELVEY ROAD
                          ST. LOUIS, MISSOURI 63044
                          TELEPHONE: (314) 291-5110
                          FACSIMILE: (314) 291-8536
             (Address, including zip code, and telephone number,
      including area code, of registrant's principal executive offices)

                                 ZSOLT RUMY
                      CHAIRMAN, CHIEF EXECUTIVE OFFICER
                                AND PRESIDENT
                           ZOLTEK COMPANIES, INC.
                             3101 MCKELVEY ROAD
                          ST. LOUIS, MISSOURI 63044
                          TELEPHONE: (314) 291-5110
                          FACSIMILE: (314) 291-8536
          (Name, address, including zip code, and telephone number,
                 including area code, of agent for service)

                           ----------------------

                       Copy of all correspondence to:
                            THOMAS A. LITZ, ESQ.
                         ANDREW J. KLINGHAMMER, ESQ.
                             THOMPSON COBURN LLP
                             ONE U.S. BANK PLAZA
                          ST. LOUIS, MISSOURI 63101
                          TELEPHONE: (314) 552-6000
                          FACSIMILE: (314) 552-7000

         Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. | |

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. | | ____________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | | ___________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. | |

                                                  CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                                                          PROPOSED MAXIMUM
TITLE OF EACH CLASS OF SECURITIES      AMOUNT TO BE            PROPOSED MAXIMUM              AGGREGATE              AMOUNT OF
        TO BE REGISTERED                REGISTERED         OFFERING PRICE PER SHARE        OFFERING PRICE       REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
  Common Stock, par value
     $0.01 per share                 1,717,539 shares             $7.75 (1)                $13,310,928 (1)           $1,687
===================================================================================================================================

 (1) Estimated solely for the purpose of determining the amount of the registration fee pursuant to Rule 457(c) based on the average of the high and low prices of the Common Stock on April 29, 2004 as reported on The Nasdaq National Market.

                       -------------------------------
         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

===============================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS
----------

                 SUBJECT TO COMPLETION, DATED APRIL 30, 2004

                           ZOLTEK COMPANIES, INC.



                              1,717,539 SHARES

                                COMMON STOCK

                               ---------------

         In March 2003, we sold $8.1 million aggregate principal amount of subordinated convertible debentures and warrants to purchase shares of our common stock to a group of private investors. In March 2004, we sold $5.75 million aggregate principal amount of convertible debentures and warrants to purchase shares of our common stock to a group of institutional and private investors. The selling shareholders listed elsewhere in this prospectus may use this prospectus to resell from time to time up to 1,717,539 shares of our common stock issuable upon conversion of convertible debentures and exercise of warrants issued in these private placements. We will not receive any of the proceeds from the shares of our common stock sold by the selling shareholders.

         The selling shareholders may offer their shares on The Nasdaq National Market at prevailing market prices or in privately negotiated transactions. No period of time has been fixed within which the shares may be offered or sold.

         Our common stock is traded on The Nasdaq National Market under the symbol "ZOLT." The last reported sale price on April 29, 2004 was $7.57 per share. The mailing address and telephone number of our principal executive office are 3101 McKelvey Road, St. Louis, Missouri 63044, and (314) 291-5110.

                               ---------------


         INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 2.

                               ---------------


         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ---------------

              The date of this prospectus is           , 2004.

                TABLE OF CONTENTS

                                                 PAGE
                                                 ----

Our Company.........................................1
Risk Factors........................................2
Use of Proceeds.....................................6
Information Concerning the Selling Shareholders.....6
Plan of Distribution................................7


                                                 PAGE
                                                 ----

Legal Matters.......................................8
Experts.............................................8
Where You Can Find More Information.................8
Information Incorporated by Reference...............9


                             ------------------

      No person is authorized to give any information or to make any representations not contained or incorporated by reference in this prospectus. If information is given or representations are made, you may not rely on that information or representations as having been authorized by us. This prospectus is neither an offer to sell nor a solicitation of an offer to buy any securities other than those registered by this prospectus, nor is it an offer to sell or a solicitation of an offer to buy securities where an offer or solicitation would be unlawful. You may not imply from the delivery of this prospectus, nor from any sale made under this prospectus, that our affairs are unchanged since the date of this prospectus or that the information contained in this prospectus is correct as of any time after the date of this prospectus. The information in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies.

      As permitted by the rules and regulations of the SEC, the registration statement that contains this prospectus includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC's web site or at the SEC's offices described below under the heading "Where You Can Find Additional Information."

      Unless the context otherwise requires, all references to "we," "us," "our," "our company," "Zoltek," or similar expressions in this prospectus refer collectively to Zoltek Companies, Inc., a Missouri corporation, and its wholly-owned subsidiaries, and their respective predecessor entities for the applicable periods, considered as a single enterprise.

                                 OUR COMPANY

            We are an applied technology and advanced materials company. Our primary focus and mission is to lead the commercialization of carbon fibers as a low-cost but high performance reinforcement for composites used as the primary building material in every day commercial products. We focus our business on developing markets for carbon fibers and carbon fiber reinforced composites for a diverse range of applications based upon carbon fibers' distinctive combination of physical and chemical properties, principally corrosion and fatigue resistance, high-strength, low-weight and stiffness. One of our objectives is to produce carbon fibers at costs lower than those generally prevailing in the industry and, accordingly, supply carbon fibers for applications which are not economically viable for most higher cost competitors. Our strategy is to grow our business by continually lowering our cost to manufacture carbon fibers, marketing our carbon fibers at prices substantially lower than those generally prevailing in the industry and working with current and prospective customers to develop new commercial markets and applications.

            We were incorporated in the State of Missouri in 1975. Our principal executive office is located at 3101 McKelvey Road, St. Louis, Missouri 63044, and our telephone number is (314) 291-5110. Our worldwide web address is http://www.zoltek.com. Information on our website does not constitute part of this prospectus.

             SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

         This prospectus, including the documents that we incorporate herein by reference, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as "anticipate," "estimate," "plans," "projects," "continuing," "ongoing," "expects," "management believes," "we believe," "we intend" and similar words or phrases. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus.

         Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the following: (1) adverse conditions in the markets for carbon fiber and acrylic fiber, (2) continuing net losses and negative cash flows, (3) uncertain development of new markets, (4) our ability to manage growth, (5) risks due to operations and sales in foreign countries, (6) our dependence on senior management and technical personnel, (7) fluctuation of the Company's stock price and operating results, (8) developments and activities of competitors, (9) our ability to keep pace with technological developments, (10) maintenance of our proprietary technology, (11) operational risks, (12) the Company's voting control is held by our principal shareholder, (13) characteristics of the Company's board that may affect rights of the common stock holders or discourage a change in control of the Company, (14) future sales of common stock of the Company, and (15) the risks detailed from time to time in our filings with the Securities and Exchange Commission.

         Because the factors referred to above, as well as the statements included under the caption "Risk Factors," could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made and, unless applicable law requires to the contrary, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise, when they will arise and/or their effects. In addition, we cannot assess the impact of each factor on our business or financial condition or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

                                RISK FACTORS

         Before you buy our common stock, you should know that making such an investment involves some risks, including the risks described below. You should carefully consider the factors described below in addition to the remainder of this prospectus and the information incorporated by reference before purchasing our shares. The risks that we have highlighted here are not the only ones that we face. Additional risks presently unknown to us or that we currently consider immaterial or unlikely to occur could also impair our operations. If any of the risks actually occur, our business, financial condition or results of operations could be negatively affected. In that case, the trading price of our stock could decline, and you may lose all or part of your investment.

OUR RECENT OPERATING RESULTS HAVE BEEN ADVERSELY AFFECTED BY ADVERSE CONDITIONS IN THE MARKETS FOR CARBON FIBER AND ACRYLIC FIBER.

         Our carbon fiber operations have been adversely affected by oversupply conditions in the marketplace, coupled with an overall lack of development for large volume applications for carbon fiber composites. Accordingly, we currently have excess carbon fibers manufacturing capacity which has resulted in substantial depreciation and other charges and has constrained the operating results of our carbon fibers manufacturing activities. We have ceased expanding our carbon fibers capacity and do not expect to resume our capacity growth program unless and until market demand increases sufficiently to justify further expansion.

         Since fiscal 1998, our results have been negatively impacted by depressed market conditions in the acrylic fibers sector, which is a principal line of business for our Zoltek Rt. subsidiary. Although acrylic fiber is not expected to be a core business going forward and the product line was acquired for the purpose of gaining access to the technology underlying the manufacture of carbon fibers, adverse market conditions in the textile acrylic fiber market will adversely affect our operating results.

WE HAVE REPORTED NET LOSSES AND NEGATIVE CASH FLOWS FROM OPERATIONS FOR EACH OF THE PAST FIVE FISCAL YEARS.

         We have reported net losses and negative cash flows from operations for each of the past five fiscal years in the period ended September 30, 2003. These net losses and negative cash flows from operations were attributable to, among other things, the adverse market conditions discussed above, combined with excess capacities and inventories we have maintained in anticipation of greater sales volumes. We cannot assure you when, if at all, we will return to profitable operations or generate cash flows from operations. We have relied on equity financing and borrowings to finance our business over the past five fiscal years. We intend to fund our near-term continuing operations from cost-containment, aggressive management of our working capital and possible additional bank borrowings, private equity and debt financing. Such additional funding may not be available on favorable terms or at all. If adequate funds are not otherwise available, we may be forced to curtail operations and development activities significantly.

DEVELOPMENT OF NEW MARKETS FOR OUR CARBON FIBER PRODUCTS IS UNCERTAIN.

         Our future profitability and growth will depend in part upon the development of new markets for a broad range of large-scale applications which incorporate our carbon fiber products. Development of new markets for our carbon fiber products will require substantial technical, marketing and sales efforts and the expenditure of significant funds. Development of new markets for carbon fibers may not occur and, if such development does occur, our products may not achieve significant market acceptance. Our business, operating results and financial condition could be materially and adversely affected if new markets for our carbon fibers products do not develop or if our products do not gain market acceptance.

OUR ABILITY TO MANAGE OUR ANTICIPATED GROWTH WILL AFFECT OUR OPERATING
RESULTS.

         The growth in our business has placed, and is expected to continue to place, a significant strain on our management and operations. In order to effectively manage potential long-term growth, we must add to our carbon fibers manufacturing capacity, have access to adequate financial resources to fund significant capital expenditures and maintain gross profit margins while pursuing a growth strategy based upon achieving declining selling prices, continue to strengthen our operations, financial and management information systems, expand, train and manage our employee workforce. There can be no assurance that we will be able to do so effectively or on a timely basis. Failure to do so effectively and on a timely basis could have a material adverse effect upon our business, operating results and financial condition.

OUR OPERATIONS AND SALES IN FOREIGN COUNTRIES ARE SUBJECT TO RISKS.

         Our international operations and sales are subject to risks associated with foreign operations and markets generally, including foreign currency fluctuations, unexpected changes in regulatory, economic or political conditions, tariffs and other trade barriers, longer accounts receivable payment cycles, potentially adverse tax consequences, restrictions on repatriation of earnings and the burdens of complying with a wide variety of foreign laws. In addition, a substantial portion of the sales of our Zoltek Rt. subsidiary are to former Communist countries, the economies of which are experiencing severe stress. These factors could have a material adverse effect upon our future revenues and business, results of operations and financial condition.

OUR OPERATIONS ARE DEPENDENT UPON OUR SENIOR MANAGEMENT AND TECHNICAL
PERSONNEL.

         Our future operating results depend upon the continued service of our senior management, including Zsolt Rumy, our Chief Executive Officer, President and Chairman of the Board, and our technical personnel, none of whom are bound by an employment agreement. Our future success will depend upon our continuing ability to attract and retain highly qualified managerial and technical personnel. Competition for such personnel is intense, and there can be no assurance that we will retain our key managerial and technical employees or that we will be successful in attracting, assimilating or retaining other highly qualified personnel in the future.

OUR STOCK PRICE MAY FLUCTUATE.

         Future announcements concerning us or our competitors or customers, quarterly variations in operating results, announcements of technological innovations, the introduction of new products or changes in product pricing policies by us or our competitors, developments regarding proprietary rights, changes in earnings estimates by analysts or reports regarding us or our industry in the financial press or investment advisory publications, among other factors, could cause the market price of the common stock to fluctuate substantially. In addition, stock prices for many technology companies fluctuate widely for reasons which may be unrelated to operating results. These fluctuations, as well as general economic, political and market conditions, such as recessions, military conflicts or market or market- sector declines, may materially and adversely affect the market price of the common stock. In addition, we believe that electronic bulletin board postings regarding us could in the future contribute to volatility in the market price of the common stock. Any information concerning us, including projections of future operating results, appearing in investment advisory publications or on-line bulletin boards, or otherwise emanating from a source other than us, should not be relied upon as having supplied or endorsed by us.

OUR OPERATING RESULTS MAY FLUCTUATE.

         Our quarterly results of operations may fluctuate as a result of a number of factors, including the timing of purchase orders for and shipments of our products. Therefore, quarter-to-quarter comparisons of results of operations have been and will be impacted by the timing of such orders and shipments. In addition, our operating results could be adversely affected by these factors, among others, such as variations in the mix of product sales, price changes in response to competitive factors, increases in raw material costs and interruptions in plant operations.

DEVELOPMENTS BY COMPETITORS MAY IMPACT OUR PRODUCTS AND TECHNOLOGIES.

         We compete with various other participants in the advanced materials and textile fibers markets. Many of these entities have substantially greater research and development, manufacturing, marketing, financial and managerial resources than us. In addition, existing carbon fibers producers may refocus their activities to compete more directly with us. Developments by existing or future competitors may render our products or technologies noncompetitive. In addition, we may not be able to keep pace with new technological developments. In addition, our customers could decide to vertically integrate their operations and perform some or all of the functions currently performed by us.

FAILURE TO KEEP PACE WITH TECHNOLOGICAL DEVELOPMENTS MAY ADVERSELY AFFECT OUR OPERATIONS.

         We are engaged in an industry which will be affected by future technological developments. The introduction of products or processes utilizing new technologies could render existing products or processes obsolete or unmarketable. Our success will depend upon our ability to develop and introduce on a timely and cost-effective basis new products, processes and applications that keep pace with technological developments and address increasingly sophisticated customer requirements. We may not be successful in identifying, developing and marketing new products, applications and processes and product or process enhancements. We may experience difficulties that could delay or prevent the successful development, introduction and marketing of product or process enhancements or new products, applications or processes. Our products, applications or processes may not adequately meet the requirements of the marketplace and achieve market acceptance. Our business, operating results and financial condition could be materially and adversely affected if we were to incur delays in developing new products, applications or processes or product or process enhancements or if they were to not gain market acceptance.

OUR BUSINESS DEPENDS UPON THE MAINTENANCE OF OUR PROPRIETARY TECHNOLOGY.

         We depend upon our proprietary technology. We rely principally upon trade secret and copyright law to protect our proprietary technology. We regularly enter into confidentiality agreements with our key employees, customers and potential customers and limit access to and distribution of our trade secrets and other proprietary information. These measures may not be adequate to prevent misappropriation of our technology or that our competitors will not independently develop technologies that are substantially equivalent or superior to our technology. In addition, the laws of some foreign countries do not protect our proprietary rights to the same extent as the laws of the United States. We also are subject to the risk of adverse claims and litigation alleging infringement of intellectual property rights.

THERE ARE OPERATIONAL RISKS ASSOCIATED WITH OUR BUSINESS.

         Our carbon fiber operations utilize high temperature processes, substantial electrical current and industrial gases which potentially can be subject to volatile chemical reactions. We believe that our current plant design and operating procedures minimize operational risks associated with these factors. However, as a result of mechanical or human failure or unforeseen conditions or events related to our manufacturing and engineering processes or otherwise, our manufacturing capacity could be materially limited or temporarily interrupted.

OUR PRINCIPAL SHAREHOLDER HAS VOTING CONTROL OVER THE COMPANY.

         Zsolt Rumy, our founder and principal shareholder, owns approximately 37.5% of our outstanding shares of common stock. As a result, he has effective voting control over the company, including the election of directors, and is able to effectively prevent an affirmative vote which would be necessary for a merger, sale of assets or similar transaction, irrespective of whether other shareholders believe such a transaction to be in their best interests. Our Articles of Incorporation and By-laws do not provide for cumulative voting in the election of directors.

OUR BOARD OF DIRECTORS HAS THE AUTHORITY TO ISSUE PREFERRED STOCK WHICH COULD AFFECT THE RIGHTS OF HOLDERS OF COMMON STOCK.

         Our Articles of Incorporation authorize the issuance of "blank check" preferred stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without shareholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. Holders of common stock will have no preemptive rights to subscribe for a pro rata portion of any preferred stock which may be issued. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control. The possible impact on takeover attempts could adversely affect the price of the common stock. Although we have no present intention to issue any shares of preferred stock, we may do so in the future.

OUR CLASSIFIED BOARD OF DIRECTORS COULD DISCOURAGE A CHANGE IN CONTROL.

         Our Articles of Incorporation divide the Board of Directors into three classes, with three-year staggered terms. The classified board provision could increase the likelihood that, in the event an outside party acquired a controlling block of our stock, incumbent directors nevertheless would retain their positions for a substantial period, which may have the effect of discouraging, delaying or preventing a change in control. The possible impact on takeover attempts could adversely affect the price of the common stock.

FUTURE SALES OF COMMON STOCK COULD AFFECT THE PRICE OF COMMON STOCK.

         No prediction can be made as to the effect, if any, that future sales of shares or the availability of shares for sale will have on the market price of the common stock prevailing from time to time. Sales of substantial amounts of common stock, or the perception that such sales might occur, could adversely affect prevailing market prices of the common stock.

                               USE OF PROCEEDS

         The selling shareholders will receive all of the proceeds of the sale of the shares of common stock offered by this prospectus. We will not receive any proceeds from the sale of common stock by the selling shareholders.

               INFORMATION CONCERNING THE SELLING SHAREHOLDERS

         We are registering the 1,717,539 shares offered by the prospectus on behalf of the selling shareholders pursuant to registration rights agreements we entered into with the selling shareholders in connection with their investment in our private placements of debentures and warrants that are convertible and exercisable, respectively, into our common stock in the amounts listed below. None of the selling shareholders serve as a director, officer or employee of our company.

         The following table sets forth (1) the aggregate number of shares of common stock beneficially owned by each selling shareholder as of April 26, 2004, (2) the aggregate number of shares of common stock which are being registered for the account of each selling shareholder by this prospectus,
(3) the aggregate number of shares of common stock to be owned by each selling shareholder if all of the shares of common stock covered by this prospectus were sold, and (4) the percentage of the common stock owned by each selling shareholder after the offering.

                                                                                                        Percentage of
                                           Number of Shares                                             Common Stock
                                         Owned Prior to this   Number of Shares       Shares Owned     Owned After the
     Name of Selling Shareholder(1)        Registration        To be Registered(2) After the Offering      Offering
     ---------------------------           ------------        ----------------    ------------------      --------
Omicron Master Trust                         1,394,445              1,044,777             (*)               (*)
Midsummer Capital                              762,964                447,762             (*)               (*)
Samuel C. Davis, Jr.                           335,715(3)              50,000             (*)               (*)
Andrew N. Baur                                 360,315                 50,000             (*)               (*)
Louis N. Golding                               167,858(4)              25,000             (*)               (*)
Joseph F. Irace                                176,858(5)              25,000             (*)               (*)
Gulfstream Partnership                         167,858                 25,000             (*)               (*)
Mrs. Jason R. Mills                             71,143                 10,000             (*)               (*)
Michael D. Latta                               111,943(6)              10,000             (*)               (*)
Law Offices of William F. Sasser, P.C.          67,142                 10,000             (*)               (*)
Richard D. Baur                                110,930                  7,500             (*)               (*)
Andrew S. Baur                                 108,410                  7,500             (*)               (*)
John T. Baumstark                               56,721(7)               5,000             (*)               (*)

-------------

(1) Information regarding the selling shareholders may change from time to time. Any such changed information will be set forth in supplements to this prospectus if and when necessary.
(2) Under our registration rights agreement with the selling shareholders participating in our March 2004 private placement, we agreed to register that number of shares determined by assuming that the conversion price of the debentures and the exercise price of the warrants equals 75% of the currently applicable conversion price. The current conversion price is $6.25. Accordingly, the totals assume conversion by the selling shareholder of all of the holder's convertible debentures and exercise of all of the selling shareholder's warrants at a conversion price of $4.69.
(3)  Shares held of record by the Samuel C. Davis, Jr. Revocable Trust.
(4)  Shares held of record by the Louis N. Golding Revocable Trust.
(5)  Shares held of record by the Joseph F. Irace Revocable Living Trust.
(6)  Shares held of record by the Michael D. Latta Trust.
(7)  Shares held of record by John T. Baumstark Revocable Trust.

* Because the selling shareholders may, in connection with this prospectus, offer all or some portion of the common stock they presently hold, no estimate can be given as to the amount of the common stock that will be held by each selling shareholder upon termination of any such sales.

         Our registration of these shares of our common stock does not necessarily mean that the selling shareholders will sell any or all of these shares. The information concerning the selling shareholders included in this prospectus has been supplied to us by the selling shareholders or their representatives. We have relied upon this information in preparing this prospectus.

                            PLAN OF DISTRIBUTION

         The selling shareholders and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholders may use any one or more of the following methods when selling shares:

         o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

         o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

         o an exchange distribution in accordance with the rules of the applicable exchange;

         o    privately negotiated transactions;

         o short sales established after the date that this Registration Statement is declared effective by the Commission;

         o broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

         o    a combination of any such methods of sale; and

         o    any other method permitted pursuant to applicable law.

         The selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

         Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

         The selling shareholders may from time to time pledge or grant a security interest in some or all of the shares including underlying shares) owned by them or that they have a right to acquire upon exercise or conversion and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

         Upon the company being notified in writing by a selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling shareholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon the Company being notified in writing by a selling shareholder that a donee or pledgee intends to sell more than 500 shares of common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

         The selling shareholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

         The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling shareholders has represented and warranted to the company that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

         The company is required to pay all fees and expenses incident to the registration of the shares. The company has agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

                                LEGAL MATTERS

         Our attorneys, Thompson Coburn LLP, St. Louis, Missouri, will opine as to the validity of the common stock offered by the selling shareholders.

                                   EXPERTS

         The consolidated financial statements, incorporated in this prospectus by reference to our Annual Report on Form 10-K for the fiscal year ended September 30, 2003, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                     WHERE YOU CAN FIND MORE INFORMATION

         We are subject to the informational requirements of the Securities and Exchange Act of 1934. Accordingly, we file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and obtain a copy of any document we file with the Securities and Exchange Commission at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Our filings with the Securities and Exchange Commission are also available to the public from the Securities and Exchange Commission's website at http://www.sec.gov. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information. Our common stock is listed on The Nasdaq National Market and the documents we file with the Securities and Exchange Commission are also available for inspection and copying at the offices of The Nasdaq National Market at 1735 K Street, N.W., Washington, DC 20006.

         We have filed with the Securities and Exchange Commission a registration statement on Form S-3 under the Securities Act of 1933, as amended, covering the shares of common stock offered hereby. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. For further information, you should examine the registration statement that can be obtained at the locations listed above. Statements contained in this prospectus concerning the contents of contracts and other documents are not necessarily complete. You should refer to the contract or other document for all the details.

         You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling shareholders are offering to sell, and seeking others to buy, shares of comon stock only in jurisdictions where the offer or sale is permitted.

         You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

                    INFORMATION INCORPORATED BY REFERENCE

         The Securities and Exchange Commission permits us to "incorporate by reference" the information that we file with it. This means that we can disclose important business, financial and other information in our SEC filings by referring you to the documents containing this information. Any information referred to in this way is considered part of this prospectus, and any information filed with the SEC by us after the date of this prospectus will automatically update, supplement and/or supercede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13 (a), 13 (c), 14 or 15 (d) of the Securities Exchange Act of 1934 until we file a post-effective amendment to the Form S-3 indicating termination of this offering:

         1. Annual Report on Form 10-K for the year ended September 30, 2003 as filed with the SEC on January 13, 2003;

         2. Quarterly Report on Form 10-Q for the quarter ended December 31, 2003 as filed with the SEC on February 17, 2004;

         3. The definitive proxy statement for our 2004 Annual Meeting of Shareholders filed with the SEC on January 28, 2004;

         4. The Current Reports on Form 8-K as filed with the SEC on January 14, 2004 and January 29, 2004; and

         5. The description of Common Stock set forth in our registration statement on Form S-3/A, dated August 27, 1996, including any amendment or report filed for the purpose of updating such description.

         The documents listed above (excluding the exhibits attached thereto unless those exhibits are specifically incorporated by reference into those documents) may be obtained free of charge by each person to whom a copy of this prospectus is delivered, upon written or oral request, by contacting us at Zoltek Companies, Inc., 3101 McKelvey Road, St. Louis, Missouri 63044
Attn: Investor Relations; telephone number (314) 291-5110.

         As you read these documents, you may find some difference in information from one document to another. If you find differences between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and consolidated financial statements (including notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in the immediately preceding sentence.

                                   PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the expenses in connection with the issuance and distribution of the shares offered hereby, all of which will be paid by the Company (all amounts other than the SEC and Nasdaq fees are estimated):

SEC registration fee ..............................    $        1,687
Legal fees and expenses ...........................            10,000
Accounting fees and expenses ......................            10,000
Miscellaneous......................................             8,313
                                                       --------------

Total..............................................    $       30,000
                                                       ==============

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Sections 351.355(1) and (2) of the General and Business Corporation Law of the State of Missouri provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct as unlawful, except that, in the case of an action or suit by or in the right of the corporation, the corporation may not indemnify such persons against judgments and fines to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the court in which the action or suit was brought determines upon application that such person is fairly and reasonably entitled to indemnity for the proper expenses. Section 351.355(3) provides that, to the extent that a director, officer, employee or agent of the corporation has been successful in the defense of any such action, suit or proceeding or any claim, issue or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred in connection with such action, suit or proceeding.
Section 351.355(7) provides that a corporation may provide additional indemnification to any person indemnifiable under subsection (1) or (2), provided such additional indemnification is authorized by the corporation's articles or incorporation or an amendment thereto or by a shareholder-approved bylaw or agreement, and provided further that no person shall thereby be indemnified against conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct or which involve an accounting for profits pursuant to Section 16(b) of the Securities Exchange Act of 1934. Article VII of the Articles of Incorporation of the Registrant provides that the Registration shall extend to its directors and executive officers the indemnification specified in subsections (1) and (2) and the additional indemnification authorized in subsection (7) and that it may extend to other officers, employees and agents such indemnification and additional indemnification.

ITEM 16. EXHIBITS

See Exhibit Index.

ITEM 17. UNDERTAKINGS

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or
                  events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis and State of Missouri on the 28th day of April, 2004.

                                ZOLTEK COMPANIES, INC.
                                (Registrant)


                                By: /s/ Zsolt Rumy
                                    -------------------------------------------
                                    Zsolt Rumy
                                    Chairman of the Board, Chief Executive
                                    Officer and President

         We, the undersigned officers and directors of Zoltek Companies, Inc., hereby severally and individually constitute and appoint Zsolt Rumy, the lawful attorney and agent of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-3 and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, the said attorney and agent to have the power to act with or without the others and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorney and agent to any and all such amendments and instruments.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons and in the capacities and on the dates indicated.

         SIGNATURE                                     TITLE                                DATE
         ---------                                     -----                                ----
/s/ Zsolt Rumy                            Chairman, Chief Executive Officer,            April 28, 2004
------------------------------------      President and Director
Zsolt Rumy                                (Chief Executive Officer)


/s/ Kevin J. Schott                       Chief Financial Officer                       April 28, 2004
------------------------------------      (Principal Accounting Officer)
Kevin J. Schott


/s/ Linn H. Bealke                        Director                                      April 28, 2004
------------------------------------
Linn H. Bealke


/s/ James W. Betts                        Director                                      April 28, 2004
------------------------------------
James W. Betts


/s/ Charles A. Dill                       Director                                      April 28, 2004
------------------------------------
Charles A. Dill


/s/ John L. Kardos                        Director                                      April 27, 2004
------------------------------------
John L. Kardos

                                          Director                                      April __, 2004
------------------------------------
John F. McDonnell

                                EXHIBIT INDEX

EXHIBIT                          DESCRIPTION
-------                          -----------

3.1      Restated Articles of Incorporation of the Registrant, filed as
         Exhibit 3.1 to Registrant's Registration Statement on Form S-1 (Reg. No. 33-51142) is incorporated herein by this reference.

3.2 Restated By-Laws of the Registrant, as currently in effect, filed as Exhibit 3.2 to Registrant's Registration Statement on Form S-1 (Reg. No. 33-51142) is incorporated herein by this reference.

4.1 Form of certificate for Common Stock, filed as Exhibit 4.1 to Registrant's Registration Statement on Form S-1 (Reg. No. 33-51142) is incorporated herein by this reference.

4.2 Securities Purchase Agreement, dated as of March 11, 2004, by and among Zoltek Companies, Inc. and the investors named therein.

4.3      Form of 6% Convertible Debenture.

4.4      Form of Warrant.

5.1 Opinion of Thompson Coburn LLP with respect to the legality of the shares is filed herewith.

23.1     Consent of Thompson Coburn LLP is filed herewith (included in
         Exhibit 5.1).

23.2     Consent of PricewaterhouseCoopers LLP is filed herewith.

24.1     Powers of Attorney (set forth on signature page hereto).